UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	AE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Firebird & Phoenix Acquisition

On August 12, 2022, GulfMark Asset Holdings, LLC (“GulfMark Holdings”), a Texas limited liability company and subsidiary of Adams Resources & Energy, Inc., a Delaware corporation (the “Company” or “Adams”), as buyer and each of Scott Bosard, Trey Bosard and Tyler Bosard as sellers (collectively, the “Sellers”), entered into a purchase agreement (the “Purchase Agreement”) to acquire all of the equity of Firebird Bulk Carriers, Inc., a Texas corporation (“Firebird”), and Phoenix Oil, Inc., a Texas corporation (“Phoenix”), for a purchase price of approximately $32.4 million in cash and $500,000 in shares of common stock of the Company. Firebird is an interstate bulk motor carrier of crude oil, condensate, fuels, oils and other petroleum products, and Phoenix recycles and repurposes off-specification fuels, lubricants, crude oil and other chemicals from producers in the United States.

Pursuant to the Purchase Agreement, the purchase price is subject to customary post-closing adjustment provisions, including an earn-out payable to Sellers to the extent the earnings before interest, taxes, depreciation and amortization (EBITDA) of Phoenix exceeds a specified threshold during the 12 full calendar months after the closing date. The Purchase Agreement contains customary representations and warranties of GulfMark Holdings and Sellers and indemnification provisions under which GulfMark Holdings, on the one hand, and the Sellers, on the other, have agreed to indemnify each other against certain liabilities. Neither the Company, GulfMark Holdings nor any of their affiliates had any material relationships with any of the Sellers at the time they entered into the Purchase Agreement.

The description of the Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1, and incorporated by reference herein.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, and (iii) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of facts. Accordingly, the Purchase Agreement has been filed as an exhibit hereto to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the transactions contemplated by the Purchase Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Limited Waiver Agreement and Amendment No. 1 to the Credit Agreement

On August 11, 2022, the Company and GulfMark Holdings, GulfMark Energy, Inc. (“GulfMark Energy”) and Service Transport Company (“Service Transport”), each a wholly owned subsidiary of the Company, as borrowers (collectively, the “Borrowers” and each individually, a “Borrower”) entered into a Limited Waiver Agreement and Amendment No. 1 to the Credit Agreement (“Amendment No. 1”) with the subsidiary guarantors of the Borrowers and Wells Fargo Bank, National Association, as administrative agent and issuing lender, and the other lenders party thereto (collectively, the “Lenders”).

Pursuant to the terms of Amendment No. 1, the parties agreed to increase the borrowing capacity under the existing credit agreement to a total of $60.0 million (increased from $40.0 million) and extend the maturity date to August 11, 2025. Amendment No. 1 also waives certain specific non-financial events of default that existed under the credit agreement as a result of the Company forming GulfMark Holdings as a new subsidiary and entering into certain other inter-company transactions.

From time to time, certain of the Lenders, their affiliates and/or their predecessors have provided commercial banking, investment banking and other financial advisory services to Adams or its subsidiaries. The Lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for Adams and its subsidiaries in the ordinary course of business.

The description of Amendment No. 1 contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 1, a copy of which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information discussed under Item 1.01 under the heading Firebird & Phoenix Acquisition of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading Limited Waiver Agreement and Amendment No. 1 to the Credit Agreement of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Additional Director

On August 12, 2022, Kevin J. Roycraft, Chief Executive Officer and President of the Company, accepted an appointment to the Company’s board of directors. In connection with his appointment, the board of directors increased the size of the board from seven to eight members. As an executive of the Company, Mr. Roycraft will not receive any additional compensation in connection with his services on the board of directors and will not serve on any committees of the board.

Additional Executive Officer

On August 12, 2022, Trey Bosard, age 40, entered into an employment agreement (the “Employment Agreement”) to serve as the President of Phoenix in connection with the acquisition of Phoenix by GulfMark Holdings. Mr. Bosard joined Phoenix in 2009 and served in various positions of increasing responsibilities, most recently as Vice President.

Pursuant to the terms of the Employment Agreement, Mr. Bosard will receive a base salary of $130,000, a restricted stock unit grant of approximately $500,000 vesting in partial installments on each of the first three anniversaries of the grant date, cash performance-based bonuses, a vehicle and cell-phone allowance and certain other benefits, including the right to participate in other employee benefits programs. The restricted stock award was granted as an inducement award pursuant to Section 711(a) of the NYSE American Company Guide and is not being made under the Company’s amended and restated 2018 Long Term Incentive Plan.

The description of the Employment Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.2, and incorporated by reference herein.

Change of Control Plan

On August 12, 2022, the board of directors of the Company adopted a Change of Control Plan (the “Plan”). The Plan’s participants include the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and the President of any of the Company’s subsidiaries (collectively, the “Participants”). Under the Plan, participants will receive severance benefits if they are terminated without Cause by the Company, or resigns for Good Reason following a Change of Control of the Company (each, a “Qualifying Termination”) (italicized terms being defined in Exhibit A of the Plan). The Participants become applicable to receive the severance benefits if the Qualifying Termination occurs within the 90-day period preceding a Change of Control or within the twenty-four (24) month period commencing on a Change of Control.

In the event of a Qualifying Termination, the Participant shall receive the following compensation, subject to certain exceptions as described more fully in the Plan:

•A cash lump sum payment equal to the sum of (i) his or her base salary and (ii) any bonuses received that year under any plan, program, agreement or arrangement that the Company has entered into with the Participant (the “Target Bonus”), multiplied by two for the Chief Executive Officer, and by 1.5 for the other Participants;

•A cash lump sum payment of Participant’s bonus amount for any prior fiscal year not yet paid at the date of termination, if any, paid at the greater of Target Bonus or actual performance;

•A cash lump sum payment equal to a pro rata portion of the Participant’s Target Bonus for the year of termination, determined by multiplying the amount the Target Bonus by a fraction, the numerator of which is the number of days in the then-current fiscal year through the termination date and the denominator of which is 365;

•In the event a Participant timely elects to continue health insurance coverage with the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will subsidize the Employer portion of such COBRA coverage for the lesser of (1) of twelve (12) months or (2) Participant’s first day of eligibility for a successor employer-provided group health plan. The amount that the Company will pay on behalf of a Participant will be equal to the amount paid for similarly situated active employees of the Employer and based on medical and/or dental coverage on the day immediately before the day the Employer notifies the Participant that his or her employment will be terminated; and

•All outstanding and unvested stock option, performance shares, restricted stock units, and restricted stock awards held by Participant under the Company’s Long Term Incentive Plan, as amended and restated, or any successor plan thereto, subject solely to time-based vesting shall vest in full and any restrictions or forfeiture provisions applicable to restricted stock awards shall lapse, notwithstanding the provisions of any equity incentive plan or any award agreement(s) between the Participant and the Company thereunder. Equity awards which vest in whole or part on achievement of performance criteria shall vest based on the assumption of performance at target as defined in any award agreement. If the Participant’s employment is terminated by the Company other than for Cause within ninety (90) days preceding a Change of Control, any acceleration of vesting for time-based awards shall occur on such Change of Control.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.3, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with closing the transactions set forth in the Purchase Agreement, the Company issued a press release on August 15, 2022, a copy of which is filed herewith as Exhibit 99.1, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired

The Company intends to file the financial statements required by Item 9.01(a), in accordance with Rule 3-14 of Regulation S-X, by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b)    Pro forma financial information

The Company intends to file the pro forma financial information required by Item 9.01(b) by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

2.1*	Purchase Agreement dated August 12, 2022 by and among GulfMark Asset Holdings, LLC, Scott Bosard, Trey Bosard and Tyler Bosard.
10.1
Limited Waiver Agreement and Amendment No. 1, dated August 11, 2022, to Credit Agreement, dated May 4, 2021, by and among Adams Resources & Energy, Inc., GulfMark Asset Holdings, LLC, and Service Transport Company, as Borrowers, the Lenders referred to herein, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent and Issuing Lender.

10.2	Employment Agreement dated August 12, 2022 by and between Trey Bosard and Phoenix Oil, Inc.
10.3	Change of Control Plan.
99.1	Press release of Adams Resources & Energy, Inc. issued August 12, 2022.

104	Cover Page Interactive Data File — the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

*
The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	August 17, 2022	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)